July 1, 2014

Hansberger International Growth Fund
Proxy Reminder
Shareholder Meeting July 21, 2014

Dear Shareholder:

You should have received proxy materials in the mail concerning the meeting which will be held on July 21, 2014.

According to our latest records, we have not received your proxy vote for this meeting. For your convenience, we have enclosed another copy of your ballot(s).

Your vote is important, no matter how many shares you own.

VOTING IS QUICK AND EASY!

•	Internet. Just follow the instructions printed on the enclosed proxy ballot.

•	By mail. Sign, date and vote the enclosed proxy ballot and return it in the postage paid envelope provided in this package.
Your vote is very important! Your immediate response will help avoid potential delays and additional expenses associated with soliciting shareholder votes. If you have any questions, please call us at 800-414-6927 Monday through Friday 8 a.m. to 5 p.m. Eastern time.

Sincerely,

Hansberger International Series

957064
M-HNSH13-0614
.
Hansberger International Series, P.O. Box 8030 Boston, MA 02266-8030
NGAM Distribution, L.P. (fund distributor) and Hansberger Global Investors are affiliated.
NGAM Distribution, L.P. 399 Boylston St. Boston, MA 02116